     As filed with the Securities and Exchange Commission on July 23, 1999

                                                  REGISTRATION NO. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

       MASSACHUSETTS                                    06-1047163
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
      incorporation)


               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)

                       ----------------------------------

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                PETER WIRTH, ESQ.
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
            (Name, address and telephone number of agent for service)

                                 with copies to:

                             PAUL M. KINSELLA, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE

 ---------------------------------- -------------------- -------------------- --------------------- ------------------
                                                          Proposed maximum      Proposed maximum
      Title of each class of           Amount to be        offering price      aggregate offering       Amount of
    securities to be registered        registered(1)        per share(2)             price          registration fee
 ---------------------------------- -------------------- -------------------- --------------------- ------------------
 Genzyme Surgical Products
 Division Common Stock, $0.01 par     500,000 shares            $6.2812              $3,140,600          $873.09
 value
 ---------------------------------- -------------------- -------------------- --------------------- ------------------

(1) Plus such additional number of shares of Genzyme Surgical Products Division Common Stock (the "GZSP Stock") as are required for issuance upon a stock split, stock dividend or similar transaction. Includes associated purchase rights which currently are evidenced by certificates for shares of GZSP Stock and automatically trade with such shares.

(2) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h)(1). The proposed maximum offering price per share indicated equals the last per share sale price of the GZSP Stock on July 20, 1999 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) Genzyme Corporation's Annual Report on Form 10-K filed with the Commission on March 31, 1999 (except for pages 2-31 of Exhibit 13.1, which financial statements have been restated and filed with the Commission on Form 8-K on June 30, 1999), as amended by Form 10-K/A filed with the Commission on June 30, 1999.

        (b) Genzyme Corporation's Quarterly Report on Form 10-Q filed with the Commission on May 17, 1999 (except for pages 4-9 and 26-28 (to the extent such discussion relates to Genzyme General Division), which such financial statements and related discussion have been restated and filed with the Commission on Form 8-K on June 30, 1999).

        (c) Genzyme Corporation's Current Reports on Form 8-K filed with the Commission on March 17, 1999, June 11, 1999, and June 30, 1999.

        (d) The description of the Genzyme Surgical Products Division Common Stock ("GZSP Stock") and GZSP Stock Purchase Rights, contained in the Registrant's Registration Statement on Form 8-A filed on June 11, 1999, including any further amendment or report filed hereafter for the purpose of updating such description.

        All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all shares of GZSP Stock offered hereunder have been sold or which deregisters all shares of GZSP Stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants Genzyme the power to indemnify any director, officer, employee or agent to whatever extent permitted by Genzyme's Articles of Organization, By-Laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the corporation or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

        Article VI of Genzyme's By-Laws provides that Genzyme shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his or her own conduct); provided that no indemnification shall be provided for any such person with respect to any matter as to which he or she shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of Genzyme or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and provided, further, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by Genzyme, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Such indemnification shall include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under
Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

        The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

        Genzyme also has in place agreements with certain officers and directors which affirm Genzyme's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by Genzyme's By-Laws.

        Section 13(b)(1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate a director's personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders and (iv) transactions from which the director derived an improper personal benefit. Section VI.C.5. of Genzyme's Articles of Organization provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

         See Exhibit Index immediately following the signature page.

ITEM 9.  UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 23rd day of July, 1999.

                                                GENZYME CORPORATION


                                                By: /s/ Michael S. Wyzga
                                                --------------------------------
                                                Michael S. Wyzga
                                                Senior Vice President and
                                                Chief Financial Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, Michael S. Wyzga, Evan M. Lebson and Peter Wirth, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURE                                       TITLE                              DATE
             ---------                                       -----                              ----

/s/ Henri A. Termeer                                Principal Executive                    July 23, 1999
-----------------------------------------           Officer and Director
Henri A. Termeer

/s/ Michael S. Wyzga                                Principal Financial and                July 23, 1999
-----------------------------------------           Accounting Officer
Michael S. Wyzga

/s/ Constantine E. Anagnostopoulos                  Director                               July 23, 1999
-----------------------------------------
Constantine E. Anagnostopoulos

/s/ Douglas A. Berthiaume                           Director                               July 23, 1999
-----------------------------------------
Douglas A. Berthiaume

/s/ Henry E. Blair                                  Director                               July 23, 1999
-----------------------------------------
Henry E. Blair

/s/ Robert J. Carpenter                             Director                               July 23, 1999
-----------------------------------------
Robert J. Carpenter

/s/ Charles L. Cooney                               Director                               July 23, 1999
-----------------------------------------
Charles L. Cooney

/s/ Henry R. Lewis                                  Director                               July 23, 1999
-----------------------------------------
Henry R. Lewis

                                  EXHIBIT INDEX

Exhibit Number                                    Description
--------------                                    -----------


          * 4.1       Restated Articles of Organization of Genzyme, as amended. Filed as
                      Exhibit 1 to Genzyme's Registration Statement on Form 8-A filed with the Commission on June 18, 1997, and incorporated herein by reference.

          * 4.2       By-laws of Genzyme. Filed as Exhibit 3.2 to Genzyme's Form 8-K dated
                      December 31, 1991, and incorporated herein by reference.

          * 4.3       Indenture, dated as of May 22, 1998, between Genzyme and State Street
                      Bank and Trust Company, as Trustee, including the form of Note. Filed as Exhibit 4.3 to Genzyme's Registration Statement on Form S-3 (File
                      No. 333-59513) and incorporated herein by reference.

          * 4.4       Registration Rights Agreement, dated as of May 19, 1998, among
                      Genzyme, Credit Suisse First Boston Corporation, Goldman, Sachs & Co.
                      and Cowen & Company. Filed as Exhibit 4.4 to Genzyme Registration
                      Statement on Form S-3 (File No. 333-59513) and incorporated herein by reference.

          * 4.5       Purchase Agreement, dated as of May 19, 1998, among Genzyme, Credit
                      Suisse First Boston Corporation, Goldman, Sachs & Co. and Cowen &
                      Company. Filed as Exhibit 4.5 to Genzyme's Registration Statement on
                      Form S-3 (File No. 333-59513) and incorporated herein by reference.

          * 4.6       Series Designation for Genzyme Molecular Oncology Division Common
                      Stock, $.01 par value. Filed as Exhibit 2 to Genzyme's Registration
                      Statement on Form 8-A filed with the Commission on June 18, 1997, and incorporated herein by reference.

          * 4.7       Series Designation for the Series A, Series B, Series C and Series D
                      Junior Participating Preferred Stock, $.01 par value, of Genzyme.
                      Filed as Exhibit 2 to Amendment No. 1 to Genzyme's Registration
                      Statement on Form 8-A filed with the Commission on June 11, 1999, and incorporated herein by reference.

          * 4.8       Amended and Restated Registration Rights Agreement, dated as of June
                      10, 1999, between Genzyme and American Stock Transfer and Trust
                      Company. Filed as Exhibit 4 to Amendment No. 1 to Genzyme's
                      Registration Statement on Form 8-A dated June 11, 1999, and incorporated herein by reference.

          * 4.9       Warrant issued to Richard Warren, Ph.D. Filed as Exhibit 4 to the Form
                      8-K of IG Laboratories, Inc. dated October 11, 1990 (File No.
                      0-18439), and incorporated herein by reference.

          * 4.10      Genzyme Common Stock Purchase Warrant No. A-1 dated July 31, 1997 issued to Canadian Medical Discoveries Fund, Inc. ("CMDF"). Filed as
                      Exhibit 10.2 to Genzyme's Form 10-Q for the quarter ended September
                      30, 1997, and incorporated herein by reference.

          * 4.11      Genzyme Common Stock Purchase Warrant No. A-2 dated July 31, 1997 issued to CMDF. Filed as Exhibit 10.3 to Genzyme's Form 10-Q for the
                      quarter ended September 30, 1997, and incorporated herein by reference.

          * 4.12      Genzyme Common Stock Purchase Warrant No. A-3 dated July 31, 1997 issued to CMDF. Filed as Exhibit 10.4 to Genzyme's Form 10-Q for the
                      quarter ended September 30, 1997, and incorporated herein by reference.

          * 4.13      Registration Rights Agreement, dated as of July 31, 1997, by and between Genzyme and CMDF. Filed as Exhibit 10.1 to Genzyme's Form 10-Q
                      for the quarter ended September 30, 1997, and incorporated herein by reference.

          * 4.14      Form of Genzyme General Division Convertible Debenture, dated August
                      29, 1998, including a schedule with respect thereto filed pursuant to
                      Instruction 2 to Item 601 of Regulation S-K. Filed as Exhibit 4.15 to
                      Genzyme's Registration Statement on Form S-3 (File No. 333-64901), and
                      incorporated herein by reference.

          * 4.15      Registration Rights Agreement, dated as of August 29, 1997, by and among Genzyme and the entities listed on the signature pages thereto.
                      Filed as Exhibit 10.8 to Genzyme's Form 10-Q for the quarter ended
                      September 30, 1997, and incorporated herein by reference.

          * 4.16 Warrant Agreement between Genzyme and Comdisco, Inc. Filed as Exhibit 10.22 to a Form 10 of PharmaGenics, Inc. (Filed
                      No. 0-20138), and incorporated herein by reference.

          * 4.17      Form of Genzyme Corporation Convertible Note dated
                      February 28, 1997 issued to Credit Suisse First Boston
                      (Hong Kong) Ltd. Filed as Exhibit 4.14 to Genzyme's Form
                      10-K/A for the year ended December 31, 1997 filed with the Commission on April 27, 1998, and incorporated herein by reference.

          * 4.18      Series Designation for Genzyme Surgical Products Division
                      Common Stock, $.01 par value. Filed as Exhibit 2 to
                      Genzyme's Registration Statement on Form 8-A filed with the Commission on June 11, 1999, and incorporated herein by reference.


            5         Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

           23.1       Consent of PricewaterhouseCoopers LLP, independent accountants.

           23.2       Consent of Palmer & Dodge LLP (contained in Exhibit 5).

* Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with Forms 10-K, 10-K/A, 8-K or 8A of Genzyme Corporation were filed under Commission File No. 0-14680.